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Ocwen Asset Investment Corp.                                          Exhibit 99
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
NASDAQ Symbol: OAIC
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NEWS RELEASE: IMMEDIATE                                         DECEMBER 4, 1997

OCWEN ASSET INVESTMENT CORP. REPORTS NOVEMBER 1997 INVESTMENTS OF $35.4 MILLION AND $164.9 MILLION IN OUTSTANDING COMMITMENTS

Ocwen Asset Investment Corp., a publicly traded real estate investment trust (NASDAQ: OAIC), announced today that it has invested $35.4 million during the month of November 1997 bringing its total invested assets to $181.4 million. Of the November activity, OAIC invested $19.1 million to purchase a shopping center in Bradenton, Florida; $3.3 million to purchase two discounted non-performing loans; $9.5 million in subordinated securities; $274,000 in residential whole loans; and an initial funding of $3.3 million on a $13.3 million hotel renovation loan. Christine Reich, President of OAIC stated, "After closing these transactions, our outstanding commitments stand at $164.9 million represented by a $14.0 million real estate acquisition under contract and subject to completion of due diligence, $49.0 million in subordinated investments, $5.0 million in other mortgage related securities, $3.6 million in residential whole loans and $93.3 million in mezzanine financing and construction loan commitments which are subject to various conditions the borrowers must satisfy prior to OAIC closing the transactions."

                            ANTICIPATED TRANSACTIONS

OAIC has closed and funded transactions of $11.1 million and $5.6 million in October 1997, respectively, and $45.4 million and $35.4 million in November 1997, respectively. In December 1997, OAIC anticipates closing $90.6 million of its existing commitments with fundings of approximately $65 million. At present, OAIC expects that its remaining outstanding commitments will fund as follows:

January 1998:
           o $14.0 million real estate acquisition being purchased out of bankruptcy the first week in January; and

           o $33.6 million in two real estate lending transactions with initial fundings of approximately $7.0 million.

February 1998:
           o $26.7 million in a real estate lending transaction with an initial funding of approximately $3.0 million.

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Contacts                      Christine A. Reich                  (561) 681-8569
                               William C. Erbey                   (561) 681-8520
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The outstanding commitments are subject to various conditions including, but not limited to, completion of satisfactory due diligence and conditions the borrowers must satisfy prior to OAIC closing the transactions. OAIC is also in the process of considering other possible investments, certain of which OAIC may or may not commit to, and that which may or may not close, prior to year-end.

In  addition  to  these   investments,   OAIC  is  considering   investments  in
subordinated or residual interests in residential subprime mortgage loan securities. Christine Reich stated, "We believe that there may be attractive opportunities in the subordinated and residual residential subprime mortgage market that would meet the OAIC risk/reward and asset quality requirements. In reviewing these opportunities, OAIC will continue to leverage the servicing experience of Ocwen Financial Corporation (NYSE: OCN) and maintain its disciplined approach to investing."

As a result of the strengthening U.S. dollar, OAIC has incurred a foreign currency loss of approximately $465,000 as of December 3, 1997 related to its ownership of Canadian mortgage loans with unpaid principal balances of $38.2 million Canadian dollars. These loans are secured by the Bayers Road Shopping Center in Halifax, Nova Scotia, Canada.

                      REVIEW OF NOVEMBER 1997 TRANSACTIONS

REAL ESTATE ACQUISITIONS
On November, 10, 1997, OAIC purchased Cortez Plaza, a 97% leased 289,686 square foot shopping center in Bradenton, Florida, a suburb of Tampa Bay. The property was purchased for $18.4 million. In a separate transaction, the fee simple title to a large portion of the shopping center that had been subject to a ground lease was purchased simultaneously for $650,000 resulting in a total investment of $19.1 million. National and regional tenants including Publix, Walgreens, PetSmart, Circuit City and Montgomery Ward comprise over 86% of the center. The shopping center is located on the corner of two major thoroughfares serving Bradenton and enjoys excellent access and visibility. Jordan C. Paul, Sr. Vice President of Commercial Real Estate, stated, "We are very pleased with this acquisition because it combines an outstanding location, strong anchor tenants and demonstrates OAIC's ability to increase asset values through creative restructuring and repositioning. In particular, we were able to acquire this property at an attractive price due in part to the existence of a ground lease that encumbered a large part of the center's parking lot. By simultaneously acquiring the fee simple title to the ground leased portion of the center, we were able to immediately improve the value and marketability of this project. We foresee additional value creation potential as below market leases mature over the next three years."

SUBORDINATE INVESTMENTS
On November 24, 1997, OAIC purchased $17.4 million par amount of commercial mortgage backed securities (CMBS) which are collateralized by a pool of 135 mortgage loans backed by 141 properties, with 43.7% of the properties located in Texas, California

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and Florida. The acquired securities represent 93.5% of the "B-" rated class and
79.5% of the unrated class of an existing CMBS issue. In a subsequent transaction, OAIC acquired, on December 3,1997, the remaining balance of the "B-" class, the unrated class and the special servicing rights with respect to this portfolio. OAIC has engaged Ocwen Federal Bank FSB (Ocwen), a wholly owned subsidiary of Ocwen Financial Corporation, to special service the loans. Ocwen is one of only five firms to receive Standard & Poor's highest Special Servicing ranking of "Strong" for commercial loans. The current weighted average debt service coverage on the entire portfolio is estimated to be 1.45x with a weighted average LTV of approximately 73.9%.

DISCOUNTED LOANS
OAIC, in a joint bid with Ocwen, won a pool of distressed loans in which OAIC purchased two loans which are near the completion of the foreclosure process. OAIC closed the transaction for $3.3 million on November 13, 1997. The loans are secured by two properties, a 195,445 square foot shopping center in Havre, Montana and a 43,205 square foot Dayton, Ohio office building, with combined unpaid principal balances of approximately $6.6 million. The note holder is currently in control of both properties which should enable OAIC to take title to the properties without incurring significant foreclosure expenses.

RESIDENTIAL WHOLE LOANS
During the month of November, OAIC closed two pools of residential loans with unpaid principal balances of approximately $375,000. The loans carry a weighted average coupon of 11.65% and were purchased at a weighted average cost of 72.8%. OAIC intends to accumulate residential loans and execute a securitization, to effectively retain a subordinate interest.

MEZZANINE FINANCING AND CONSTRUCTION LENDING
On November 21, 1997, OAIC closed a $13.3 million loan for the acquisition and renovation of a hotel located in Wilmington, Delaware which had an initial draw of $3.3 million. The loan has a term of four years, carries an interest rate of LIBOR plus 300 basis points and an exit fee of 1.5%. Jordan Paul stated, "This project is located in the central business district of Wilmington which has pent-up hotel demand and significant barriers to entry. Upon completion of the construction, the hotel will be converted to a Wyndham Garden Hotel, thereby, improving its position in the marketplace."


OAIC specializes in opportunistic real estate investments and to date has invested 64% of the proceeds from its initial public offering, which closed on May 19, 1997.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATES" OR "EXPECTS". ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN

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SUCH  STATEMENTS  DUE TO A VARIETY OF  FACTORS,  INCLUDING,  BUT NOT LIMITED TO,
CHANGES IN INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, COMPETITIVE PRODUCTS AND PRICING, GOVERNMENT FISCAL AND MONETARY POLICIES,
CHANGES IN PREVAILING INTEREST RATES, THE TIMING OF TRANSACTION CLOSINGS, UNSATISFACTORY DUE DILIGENCE RESULTS, BORROWER FAILURE TO SATISFY CLOSING CONDITIONS AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS AND SECURITY INVESTMENTS.



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